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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
OraSure Technologies, Inc.:

We consent to the use of our report dated January 27, 2003, with respect to the balance sheet of OraSure Technologies, Inc. as of December 31, 2002 and the related statements of operations, stockholders' equity and comprehensive loss and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Philadelphia, Pennsylvania
July 23, 2003